Exhibit 99.1
RingCentral Announces First Quarter 2022 Results
Q1'22 results exceed high end of guidance across all metrics
Raises 2022 subscription revenue and operating margin outlook
Appoints Sonalee Parekh as Chief Financial Officer and Mo Katibeh as President

Belmont, Calif. – May 9, 2022 – RingCentral, Inc. (NYSE: RNG), a leading provider of global enterprise cloud communications, video meetings, collaboration, and contact center solutions, today announced financial results for the first quarter ended March 31, 2022.
First Quarter Financial Highlights

•Total revenue increased 33% year over year to $468 million.
•Subscriptions revenue increased 35% year over year to $440 million.
•Annualized Exit Monthly Recurring Subscriptions (ARR) increased 35% year over year to $1.9 billion.
•Mid-market and Enterprise ARR increased 46% year over year to $1.2 billion.
•Net cash provided by operating activities was $59 million and non-GAAP free cash flow was $39 million. Free cash flow represented 8.2% as a percent of total revenue, up 170 basis points year over year.

“We had a very strong start to the year, driven by continued success with large enterprise customers and ramping contributions from our partners,” said Vlad Shmunis, RingCentral’s founder, chairman and CEO. “We are also seeing the benefits of scale, with strong top line contributions now being complemented by increasing bottom line profitability, including meaningful free cash flows. With our industry leadership position, unique partner ecosystem, and most importantly, our great people, I am very optimistic about the future for RingCentral.”
Financial Results for the First Quarter 2022
•Revenue: Total revenue was $468 million for the first quarter of 2022, up from $352 million in the first quarter of 2021, representing 33% growth. Subscriptions revenue of $440 million increased 35% year over year.
•Operating Income (Loss): GAAP operating loss was ($104) million, compared to ($42) million in the same period last year, primarily driven by higher share-based compensation and amortization of acquired intangibles. Non-GAAP operating income was $49 million, compared to a non-GAAP operating income of $33 million in the same period last year.
•Net Income (Loss) Per Diluted Share: GAAP net loss per share was ($1.60), compared to $0.00 in the same period last year, primarily driven by higher share-based compensation, amortization of acquisition intangibles, and mark-to-market losses associated with investments. Non-GAAP net income per share was $0.39, compared to $0.27 per share in the same period last year. The first quarters of 2022 and 2021 reflected a 22.5% non-GAAP tax rate. There were no material cash taxes given our net operating loss carryforwards.
•Cash and Cash Equivalents: Total cash and cash equivalents at the end of the first quarter of 2022 was $302 million. This compares to $267 million at the end of the fourth quarter of 2021.
Financial Outlook
Full Year 2022 Guidance:
•Raising subscriptions revenue range to $1.882 to $1.898 billion, representing annual growth of 27% to 28%. This is up from our prior range of $1.870 to $1.890 billion and annual growth of 26% to 28%.
•Maintaining total revenue range of $1.990 to $2.015 billion. This represents annual growth of 25% to 26%.

•Raising GAAP operating margin range to (20.1%) to (19.0%). This is up from our prior range of (21.7%) to (20.3%).
•Raising non-GAAP operating margin to 11.5%. This is up from our prior outlook of 10.6%.
•Non-GAAP tax rate assumed to be 22.5%. No material cash taxes expected given net operating loss carryforwards.
•Raising non-GAAP EPS to $1.83 to $1.87 based on 96 to 97 million fully diluted shares. This is up from our prior range of $1.69 to $1.72 based on 96 to 97 million fully diluted shares.
•Share-based compensation range of $435 to $450 million. As a percent of revenue, this represents an approximate 2 percentage point improvement versus last year.
•Amortization of acquisition intangibles of $173 million and amortization of debt issuance costs of $4 million.
Second Quarter 2022 Guidance:
•Subscriptions revenue range of $449.0 to $452.0 million, representing annual growth of 28% to 29%.
•Total revenue range of $475.5 to $479.5 million, representing annual growth of 25% to 26%.
•GAAP operating margin range of (22.4%) to (21.1%).
•Non-GAAP operating margin of 10.4%.
•Non-GAAP tax rate assumed to be 22.5%. No material cash taxes expected given net operating loss carryforwards.
•Non-GAAP EPS of $0.40 to $0.41 based on 95.5 to 96.5 million fully diluted shares.
•Share-based compensation range of $107 to $112 million, amortization of acquisition intangibles of $44 million, and amortization of debt issuance costs of $1 million.

Management Update
RingCentral today announced that Sonalee Parekh has been appointed as the company's Chief Financial Officer. Parekh will be responsible for all the company's financial functions including financial planning, controllership, tax, treasury, corporate development and investor relations.
The company also announced that Mo Katibeh, Chief Operating Officer, has been appointed President of RingCentral. The appointment expands his responsibilities to include the company's human resources and corporate strategy functions alongside product, sales, marketing, and customer experience.
Please see our separate press release regarding these important announcements.

Additional First Quarter Highlights
•Announced the beta launch of RingCentral Webinar, a new product that has been built from the ground up. Integrated into RingCentral MVP as well as available as a stand-alone solution, RingCentral Webinar is easy to set up, easy to use, and easy to manage and is built on our highly reliable, enterprise grade RingCentral platform.
•Announced new products and capabilities such as AI-based Advanced Meeting Insights and Summaries, Whiteboard, Live Transcription, and Participant Reactions. These new products and capabilities are designed to solve the challenges of hybrid work, with a focus on simplifying communications and collaboration. Additionally, employers can utilize data from these new offerings to gain insights that help inform business decisions and enhance the customer experience.
•Announced a partnership with Frontier to launch an all-in-one productivity package to enable small businesses to run seamlessly from anywhere. The new bundle will combine business cloud communications including RingCentral Message Video Phone (MVP®) coupled with Frontier’s high-speed internet and network solutions to provide small businesses access to a reliable, secure, and simple communications platform, enabling them to run from anywhere.
•Announced the launch of RingCentral Education Essentials™ and RingCentral Education Standard™, which are designed to provide flexible solutions for the hybrid or virtual classroom, district, or campus. The

RingCentral Education™ products help students, educators, and administrators connect over message, phone, and video all through a single, unified application.
•Honored by CRN®, a brand of The Channel Company, with a prestigious 5-star rating in its 2022 Partner Program Guide for the seventh consecutive year. CRN also recently awarded RingCentral’s SVP of Global Channel Sales, Zane Long, to its 2022 Channel Chiefs list for the sixth consecutive year.
For a reconciliation of our forecasted non-GAAP operating margin, see “Reconciliation of Forecasted Operating Margin GAAP Measures to Non-GAAP Measures.” We have not reconciled our forecasted non-GAAP EPS to its respective forecasted GAAP measure because we do not provide guidance on it. We do not provide guidance on forecasted GAAP EPS because of the inherent uncertainty and complexity involved in forecasting the intercompany remeasurement gain (loss), gain (loss) associated with investments, gain (loss) on early debt conversions, and provision (benefit) from income taxes, which could be significant reconciling items between the non-GAAP and respective GAAP measures. The intercompany remeasurement gain (loss) is affected by the movement in various exchange rates relative to the U.S. Dollar, which is difficult to predict and subject to constant change. We do not provide guidance on gain (loss) associated with investments as it is based on future share prices, which are difficult to predict and subject to inherent uncertainties. We do not provide guidance on gain (loss) on debt early conversions as it is based on future conversion requests, future share prices, and interest rates, which are difficult to predict and are subject to inherent uncertainties. We do not provide guidance on forecasted GAAP tax rates as we do not forecast discrete tax items as they are difficult to predict. The provision (benefit) from income taxes, excluding discrete items, is expected to have an immaterial impact to our GAAP EPS. We utilized a projected long-term tax rate in our computation of the non-GAAP income tax provision. For fiscal 2022, we have determined the projected non-GAAP tax rate to be 22.5%. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.
Conference Call Details:
•What: RingCentral financial results for the first quarter of 2022 and outlook for the second quarter and full year of 2022.
•When: Monday, May 9, 2022 at 2:00PM PT (5:00PM ET).
•Webcast: RingCentral Q1 2022 Earnings Webcast (live and replay).
•Replay: Following the completion of the call through 11:59 PM ET on May 16, 2022, a telephone replay will be available by dialing (844) 512-2921 from the United States or (412) 317-6671 internationally with recording access code 10165545.
Investor Presentation Details
An investor presentation providing additional information and analysis can be found at http://ir.ringcentral.com.
About RingCentral
RingCentral, Inc. (NYSE: RNG) is a leading provider of business cloud communications and contact center solutions based on its powerful Message Video Phone™  (MVP®) global platform. More flexible and cost-effective than legacy on-premises PBX and video conferencing systems, RingCentral® empowers modern mobile and distributed workforces to communicate, collaborate, and connect via any mode, any device, and any location. RingCentral offers three key products in its portfolio including RingCentral MVP™, a Unified Communications as a Service (UCaaS) platform including team messaging, video meetings, and cloud phone system; RingCentral Video®,  the company’s video meetings solution with team messaging that enables Smart Video Meetings™; and RingCentral cloud Contact Center solutions. RingCentral’s open platform integrates with leading third-party business applications and allows customers to customize business workflows easily. RingCentral is headquartered in Belmont, California, and has offices worldwide.

© 2022 RingCentral, Inc. All rights reserved. RingCentral, Message Video Phone, MVP, RingCentral MVP, RingCentral Video, Smart Video Meetings, and the RingCentral logo are trademarks of RingCentral, Inc.

Forward-Looking Statements
This press release contains “forward-looking statements,” including but not limited to, statements regarding our future financial results, our GAAP and non-GAAP guidance, the results of the pace of our innovation and our partner networks, and our ability to execute and lead in the UCaaS digital transformation market, our expectations around the demand for our products and the growth of the markets in which we compete. Forward-looking statements are subject to known and unknown risks and uncertainties, and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: our ability to realize the anticipated benefits of our strategic relationships; our expectations regarding our strategic acquisitions; our ability to grow at our expected rate of growth; our ability to add and retain larger and enterprise customers and enter new geographies and markets; our ability to continue to release, and gain customer acceptance of, new and improved versions of our services, including RingCentral Office®, RingCentral MVP™, and RingCentral Video®; our ability to compete successfully against existing and new competitors; our ability to enter into and maintain relationships with resellers, carriers, channel partners and strategic partners; our ability to successfully and timely integrate, and realize the benefits of any significant acquisition we may make; our ability to manage our expenses and growth; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission, and in other filings we make with the Securities and Exchange Commission from time to time.

All forward-looking statements in this press release are based on information available to RingCentral as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.
Non-GAAP Financial Measures
Our reported financial results and financial outlook include certain Non-GAAP financial measures, including Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP net cash provided by (used in) operating activities, and Non-GAAP free cash flow. Non-GAAP subscriptions gross margin is defined as Non-GAAP subscriptions gross profit divided by GAAP subscriptions revenue. Non-GAAP other gross margin is defined as Non-GAAP other gross profit divided by GAAP other revenue. Non-GAAP income (loss) from operations is defined as GAAP income (loss) from operations excluding share-based compensation which includes related employer payroll taxes, amortization of acquisition intangibles, and acquisition related and other matters including transaction costs, restructuring costs, acquisition-related retention payments, as well as Russia-Ukraine charges, changes in the fair value of contingent consideration obligations and certain litigation related costs. Non-GAAP operating margin is defined as Non-GAAP income (loss) from operations divided by total GAAP revenue. Non-GAAP net income (loss) is defined as GAAP net income (loss) excluding share-based compensation which includes related employer payroll taxes, intercompany remeasurement gains or losses, acquisition related and other matters including Russia-Ukraine charges, amortization of acquisition intangibles, non-cash interest expense associated with amortization of debt discount and issuance costs related to our convertible senior notes, gain (loss) associated with investments, loss on early extinguishment of debt, tax benefit from release of valuation allowance, and the related income tax effect of these adjustments.
Non-GAAP diluted shares outstanding include the impact on shares used in per share calculations of our outstanding capped call transactions. Our outstanding capped call transactions are anti-dilutive in GAAP earnings per share but are expected to mitigate the dilutive effect of our convertible notes and therefore are included in the calculations of non-GAAP diluted shares outstanding.
Non-GAAP net cash provided by (used in) operating activities is defined as net cash provided by (used in) operating activities plus cash paid for repayments of convertible senior notes attributable to debt discount and cash paid for strategic partnerships. Non-GAAP free cash flow is defined as Non-GAAP net cash provided by (used in) operating activities reduced by purchases of property and equipment and capitalized internal-use software. We believe information regarding free cash flow provides useful information to investors in understanding and evaluating the strength of liquidity and available cash.

We have included Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP net cash provided by (used in) operating activities, and Non-GAAP free cash flow in this press release because they are key measures used by us to understand and evaluate our operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, the exclusion of certain expenses and cash flow items in calculating Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP net cash provided by (used in) operating activities, and Non-GAAP free cash flow provide useful measure for period-to-period comparisons of our business.
Although Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP net cash provided by (used in) operating activities, and Non-GAAP free cash flow are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.
Reconciliations of the Company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release.
Other Measures
Our reported results also include our annualized exit monthly recurring subscriptions, RingCentral Office® annualized exit monthly recurring subscriptions, mid-market and enterprise annualized exit monthly recurring subscriptions, enterprise annualized exit monthly recurring subscriptions, channel Office partner annualized exit monthly recurring subscriptions, direct and partner Office annualized exit monthly recurring subscriptions, and net monthly subscriptions dollar retention. We define our annualized exit monthly recurring subscriptions as our monthly recurring subscriptions multiplied by 12. Our monthly recurring subscriptions equal the monthly value of all customer recurring charges contracted at the end of a given month. We believe this metric is a leading indicator of our anticipated subscriptions revenue. We calculate our RingCentral Office® annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly recurring subscriptions, except that only customer subscriptions from RingCentral Office® and RingCentral customer engagement solutions customers are included when determining monthly recurring subscriptions for the purposes of calculating this key business metric. We calculate mid-market and enterprise annualized exit monthly recurring subscriptions in the same manner as we calculate our RingCentral Office® annualized exit monthly recurring subscriptions, except that only customer subscriptions from customers generating $25,000 or more in annual recurring revenue are included. We calculate enterprise annualized exit monthly recurring subscriptions in the same manner as we calculate our RingCentral Office® annualized exit monthly recurring subscriptions, except that only customer subscriptions from customers generating $100,000 or more in annual recurring revenue are included. We calculate channel Office annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly revenue subscriptions, except that only customer subscriptions generated from channel partners are included. We calculate direct and partners Office annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly revenue subscriptions, except that only customer subscriptions not generated from channel partners are included. We define dollar net change as the quotient of (i) the difference of our monthly recurring subscriptions at the end of a period minus our monthly recurring subscriptions at the beginning of a period minus our monthly recurring subscriptions at the end of the period from new customers we added during the period, (ii) all divided by the number of months in the period. We define our average monthly recurring subscriptions as the average of the monthly recurring subscriptions at the beginning and end of the measurement period.

Investor Relations Contact:
Will Wong, RingCentral
650-450-4826
Will.Wong@ringcentral.com

Media Contact:
Mariana Leventis, RingCentral
650-562-6545
Mariana.Leventis@ringcentral.com

TABLE 1
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	March 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$301,929	$267,162
Accounts receivable, net	257,323	232,842
Deferred and prepaid sales commission costs	110,019	102,572
Prepaid expenses and other current assets	51,484	48,165
Total current assets	720,755	650,741
Property and equipment, net	173,436	166,910
Operating lease right-of-use assets	44,370	47,294
Long-term investments	163,811	210,445
Deferred and prepaid sales commission costs, non-current	729,920	723,448
Goodwill	55,083	55,490
Acquired intangibles, net	672,471	716,606
Other assets	7,906	8,105
Total assets	$2,567,752	$2,579,039
Liabilities, Temporary Equity, and Stockholders' Equity
Current liabilities
Accounts payable	$77,019	$70,022
Accrued liabilities	297,256	279,798
Deferred revenue	201,394	176,450
Total current liabilities	575,669	526,270
Convertible senior notes, net	1,635,059	1,398,489
Operating lease liabilities	28,213	31,812
Other long-term liabilities	80,579	84,052
Total liabilities	2,319,520	2,040,623

Temporary equity
Series A convertible preferred stock	199,449	199,449

Stockholders' equity
Common stock	9	9
Additional paid-in capital	855,894	1,086,870
Accumulated other comprehensive income (loss)	(1,418)	644
Accumulated deficit	(805,702)	(748,556)
Total stockholders' equity	$48,783	$338,967
Total liabilities, temporary equity and stockholders’ equity	$2,567,752	$2,579,039

TABLE 2
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2022	2021
Revenues
Subscriptions	$439,927	$325,223
Other	27,729	27,133
Total revenues	467,656	352,356
Cost of revenues
Subscriptions	129,689	73,247
Other	25,785	23,734
Total cost of revenues	155,474	96,981
Gross profit	312,182	255,375
Operating expenses
Research and development	90,274	62,676
Sales and marketing	254,455	179,249
General and administrative	70,995	55,461
Total operating expenses	415,724	297,386
Loss from operations	(103,542)	(42,011)
Other income (expense), net
Interest expense	(1,232)	(16,278)
Other income (expense)	(45,219)	58,543
Other income (expense), net	(46,451)	42,265
Gain (loss) before income taxes	(149,993)	254
Provision for income taxes	979	440
Net loss	$(150,972)	$(186)
Net loss per common share
Basic and diluted	$(1.60)	$—
Weighted-average number of shares used in computing net loss per share
Basic and diluted	94,574	90,634

TABLE 3
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net loss	$(150,972)	$(186)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	60,929	24,577
Share-based compensation	97,608	54,962
Amortization of deferred and prepaid sales commission costs	23,173	15,644
Amortization of debt discount and issuance costs	1,116	16,200
Loss on early extinguishment of debt	—	658
Repayment of convertible senior notes attributable to debt discount	—	(4,712)
Reduction of operating lease right-of-use assets	4,877	4,322
Unrealized loss (gain) on investments	47,384	(57,521)
Provision for bad debt	4,605	1,485
Other	(251)	73
Changes in assets and liabilities:
Accounts receivable	(29,086)	7,697
Deferred and prepaid sales commission costs	(39,487)	(36,502)
Prepaid expenses and other assets	(2,554)	7,128
Accounts payable	6,868	(8,109)
Accrued and other liabilities	15,097	11,599
Deferred revenue	24,944	4,022
Operating lease liabilities	(5,256)	(4,382)
Net cash provided by operating activities	58,995	36,955
Cash flows from investing activities
Purchases of property and equipment	(6,852)	(8,721)
Capitalized internal-use software	(13,591)	(9,757)
Purchases of intangible assets and long-term investments	(1,484)	(8,358)
Net cash used in investing activities	(21,927)	(26,836)
Cash flows from financing activities
Payments for repurchase or redemption of convertible senior notes	—	(178,911)
Proceeds from issuance of stock in connection with stock plans	627	1,192
Payments for taxes related to net share settlement of equity awards	(747)	(4,900)
Payment for contingent consideration for business acquisition	—	(3,600)
Repayment of financing obligations	(1,810)	(277)
Net cash used in financing activities	(1,930)	(186,496)
Effect of exchange rate changes	(371)	(409)
Net increase (decrease) in cash, cash equivalents, and restricted cash	34,767	(176,786)
Cash, cash equivalents, and restricted cash
Beginning of period	267,162	639,853
End of period	$301,929	$463,067

TABLE 4
RINGCENTRAL, INC.
RECONCILIATION OF OPERATING INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in thousands)

	Three Months Ended March 31,
	2022	2021
Revenues
Subscriptions	$439,927	$325,223
Other	27,729	27,133
Total revenues	467,656	352,356
Cost of revenues reconciliation
GAAP Subscriptions cost of revenues	129,689	73,247
Share-based compensation	(7,196)	(3,978)
Amortization of acquisition intangibles	(43,101)	(10,618)
Non-GAAP Subscriptions cost of revenues	79,392	58,651

GAAP Other cost of revenues	25,785	23,734
Share-based compensation	(2,408)	(1,656)
Amortization of acquisition intangibles	(12)	—
Non-GAAP Other cost of revenues	23,365	22,078
Gross profit and gross margin reconciliation
Non-GAAP Subscriptions	82.0%	82.0%
Non-GAAP Other	15.7%	18.6%
Non-GAAP Gross profit	78.0%	77.1%
Operating expenses reconciliation
GAAP Research and development	90,274	62,676
Share-based compensation	(24,398)	(14,649)
Acquisition related and other matters	(3,801)	—
Non-GAAP Research and development	62,075	48,027
As a % of total revenues non-GAAP	13.3%	13.6%

GAAP Sales and marketing	254,455	179,249
Share-based compensation	(41,913)	(24,767)
Amortization of acquisition intangibles	(937)	(970)
Acquisition related and other matters	(200)	—
Non-GAAP Sales and marketing	211,405	153,512
As a % of total revenues non-GAAP	45.2%	43.6%

GAAP General and administrative	70,995	55,461
Share-based compensation	(26,431)	(17,443)
Acquisition related and other matters	(1,799)	(438)
Non-GAAP General and administrative	42,765	37,580
As a % of total revenues non-GAAP	9.1%	10.7%
Income (loss) from operations reconciliation
GAAP loss from operations	(103,542)	(42,011)
Share-based compensation	102,346	62,493
Amortization of acquisition intangibles	44,050	11,588
Acquisition related and other matters	5,800	438
Non-GAAP Income from operations	48,654	32,508
Non-GAAP Operating margin	10.4%	9.2%

TABLE 5
RINGCENTRAL, INC.
RECONCILIATION OF NET INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except per share data) (Unaudited)

	Three Months Ended March 31,
	2022	2021
Net income (loss) reconciliation
GAAP net loss	$(150,972)	$(186)
Share-based compensation	102,346	62,493
Amortization of acquisition intangibles	44,050	11,588
Acquisition related and other matters	5,800	438
Amortization of debt discount and issuance costs	1,116	16,200
Loss (gain) associated with investments	45,476	(59,597)
Loss (gain) on early extinguishment of debt	—	658
Intercompany remeasurement loss	28	735
Income tax expense effects	(10,300)	(6,933)
Non-GAAP net (loss) income	$37,544	$25,396
Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net income (loss) per common share:
Weighted average number of shares used in computing basic net loss per share	94,574	90,634
Effect of dilutive securities	1,071	2,349
Non-GAAP weighted average shares used in computing non-GAAP diluted net (loss) income per share	95,645	92,983

Diluted net income (loss) per share
GAAP net loss per share	$(1.60)	$—
Non-GAAP net (loss) income per share	$0.39	$0.27

TABLE 6
RINGCENTRAL, INC.
RECONCILIATION OF CASH FLOWS FROM OPERATING ACTIVITIES
GAAP MEASURES TO NON-GAAP FREE CASH FLOW MEASURES
(Unaudited, in thousands)

	Three Months Ended March 31,
	2022	2021
Net cash provided by operating activities	$58,995	$36,955
Repayment of convertible senior notes attributable to debt discount	—	4,712
Non-GAAP net cash provided by operating activities	58,995	41,667
Purchases of property and equipment	(6,852)	(8,721)
Capitalized internal-use software	(13,591)	(9,757)
Non-GAAP free cash flow	$38,552	$23,189

TABLE 7
RINGCENTRAL, INC.
RECONCILIATION OF FORECASTED OPERATING MARGIN
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in millions)

	Q2 2022		FY 2022
	Low Range	High Range	Low Range	High Range
GAAP revenues	475.5	479.5	1,990.0	2,015.0

GAAP loss from operations	(106.5)	(101.1)	(400.0)	(382.1)
GAAP operating margin	(22.4%)	(21.1%)	(20.1%)	(19.0%)
Share-based compensation	112.0	107.0	450.0	435.0
Amortization of acquisition intangibles	44.0	44.0	173.0	173.0
Acquisition related and other matters	—	—	5.8	5.8
Non-GAAP income from operations	49.5	49.9	228.9	231.7
Non-GAAP operating margin	10.4%	10.4%	11.5%	11.5%